FORM 8-K
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2005

UNITED STATES CELLULAR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-9712 (Commission File Number)	62-1147325 (IRS Employer Identification No.)

8410 West Bryn Mawr, Suite 700, Chicago, Illinois (Address of principal executive offices)	60631 (Zip Code)

Registrant's telephone number, including area code: (773) 399-8900

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01(a). Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on November 15, 2005, United States Cellular Corporation ("U.S. Cellular"), received a notice from the staff of The American Stock Exchange ("AMEX") indicating that U.S. Cellular was not in compliance with Sections 134, 1003(d) and 1101 of the AMEX Company Guide as a result of the failure to file its quarterly report on Form 10-Q for the quarter ended September 30, 2005 on a timely basis.

Such AMEX notice required U.S. Cellular to submit a plan by December 1, 2005, advising the AMEX of any action it has taken, or will take, to file its Form 10-Q for the quarter ended September 30, 2005, to bring U.S. Cellular into compliance with the AMEX Company Guide by no later than January 17, 2006. U.S. Cellular submitted such plan on November 30, 2005. On December 16, 2005, U.S. Cellular received a letter from the AMEX stating that the AMEX has approved such plan and that the listing of the U.S. Cellular Common Shares will continue pursuant to an extension.

On December 20, 2005, U.S. Cellular issued a joint press release together with its parent company, Telephone and Data Systems, Inc., disclosing the foregoing, a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(c)      Exhibits:

        In accordance with the provisions of Item 601 of Regulation S-K, any Exhibits filed or furnished herewith are set forth on the Exhibit Index attached hereto.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

United States Cellular Corporation
(Registrant)

Date: December 21, 2005

By:	/s/ Kenneth R. Meyers

Kenneth R. Meyers
Executive Vice President-Finance, Chief Financial Officer and Treasurer

EXHIBIT INDEX The following exhibits are filed herewith as noted below.

Exhibit Number	Description of Exhibit
99.1	Press Release dated December 20, 2005.
99.2	Private Securities Litigation Reform Act of 1995 Safe Harbor Cautionary Statement